As filed with the Securities and Exchange Commission on September 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	52-0408290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffery D. Schwartz

McCormick & Company, Incorporated

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan L. Dye

C. Alex Bahn

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, no par value	(2)	(2)	(2)	(2)
Common Stock Non-Voting, no par value	(2)	(2)	(2)	(2)
Total			$1	$0

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement registers such indeterminate number of additional shares of Common Stock and Common Stock Non-Voting as may be issued in connection with share splits, share dividends or similar transactions.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, 172,370 shares of McCormick & Company, Incorporated Common Stock and 478,160 shares of McCormick & Company, Incorporated Common Stock Non-Voting registered hereunder are unsold securities previously registered on Registration Statement No. 333-220664 filed on September 27, 2017 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities and no additional registration fee will be paid. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS

McCormick & Company, Incorporated

Common Stock 172,370 Shares

Common Stock Non-Voting 478,160 Shares

INVESTOR SERVICES PLAN

McCormick & Company, Incorporated (the “Company”) hereby offers participation in its Investor Services Plan (as amended, the “Plan”). This prospectus replaces the previous Plan prospectus dated September 27, 2017. Shareholders of record who are currently participating in the Plan will continue as participants in the Plan without any further action on their part.

As of the date of this prospectus, there are 172,370 shares of Common Stock and 478,160 shares of Common Stock Non-Voting available for issuance under the Plan. Shares of the Company’s Common Stock are traded on the New York Stock Exchange (“NYSE”) under the trading symbol MKCV. Shares of the Company’s Common Stock Non-Voting are traded on the NYSE under the trading symbol MKC. The CUSIP number of the Company’s Common Stock is 579780 10 7. The CUSIP number of the Company’s Common Stock Non-Voting is 579780 20 6. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

If you do not currently own shares of the Company’s stock, you may purchase shares of Common Stock Non-Voting by investing a minimum of $500, subject to Plan limitations. Once you become a participant in the Plan, you may purchase additional shares of the same class or classes of the Company’s stock as may be owned by you by reinvesting your dividends or making cash payments.

If you are a current holder of Common Stock Non-Voting or Common Stock, you may participate in the Plan by completing an Account Authorization Form. If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you are not eligible to participate in the Plan until you become a shareholder of record by either withdrawing the shares from your brokerage account and registering the shares in your own name or by enrolling in the Plan the same way as a new shareholder.

Stock issued under the Plan may be new issue shares or open market purchases. The price of new issue shares is the average of the high and low price carried out to four decimal places, of the Common Stock Non-Voting, as reported by the NYSE on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Common Stock Non-Voting and Common Stock purchased on the open market or in negotiated transactions is the weighted average price of the shares of Common Stock Non-Voting actually purchased for the applicable investment date.

This prospectus reflects numerous changes that have been made to the Plan and, accordingly, all current and prospective participants are encouraged to read this prospectus in its entirety.

Shares of Common Stock Non-Voting offered under the Plan to persons who are not currently shareholders of McCormick & Company, Incorporated are offered through a registered broker.

Investing in our stock involves risks. You should carefully read this prospectus and consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, before making a decision to invest in our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 25, 2020

PURPOSE

The Plan provides individuals who enroll (“Participants”) with a convenient and affordable method of systematically increasing their ownership interest in the Company through purchases of Common Stock Non-Voting (“Non-Voting Stock”) or Common Stock (“Voting Stock”) depending on the class of stock you own (the term “Stock” shall refer to both classes of the Company’s stock). You may also reinvest your cash dividends in additional shares of the class of Stock you own.

SUMMARY OF FEATURES

OPEN TO NEW SHAREHOLDERS — If you do not currently own shares of Stock, you may become a Participant in the Plan through a purchase of Non-Voting Stock by paying an enrollment fee and making an initial investment of at least $500.

OPTIONAL CASH INVESTMENTS — You may make optional cash investments in the class of Stock you own, with a minimum of $50 per investment up to the limits set forth in the Plan ($50,000 per calendar year for Non-Voting Stock; $12,000 per calendar year for Voting Stock). Optional cash investments may be made by automatic withdrawal, monthly, semi-monthly or less frequent intervals by check, as you desire. You are under no obligation to make additional cash investments.

AUTOMATIC REINVESTMENT OF DIVIDENDS — Cash dividends paid on all or a specified percentage of shares of Stock may be automatically reinvested in additional shares of the class of Stock you own.

FULL INVESTMENT OF PLAN FUNDS — Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares may be reinvested in additional shares of the class of Stock you own.

AUTOMATED TRANSACTIONS — You may establish automated privileges for your Plan account, enabling you to execute certain Plan orders online or by phone.

SHARE SAFEKEEPING — You may deposit for safekeeping certificates representing shares of Stock, whether or not the shares were issued under the Plan, at no cost to you.

ACCOUNT STATEMENTS — Account statements detailing your Plan activities are mailed to you following each Plan transaction.

CONSIDERATIONS

You should consider the following prior to participating in the Plan:

BROKERAGE COMMISSION — Participants pay a brokerage commission for each share of Stock purchased for their Plan account in open market transactions. The Company expects that generally all Plan purchases will be effected in open market transactions. Participants pay a brokerage commission for each share sold through the Plan.

SERVICE FEES — You will pay a service fee for each sale of Plan shares.

INVESTMENT TIMING/PRICE RISKS — Shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the shares, as the case may be, outside of the Plan. You bear the risk of fluctuations in the price of Stock.

NO INTEREST PAID PENDING INVESTMENT — No interest is paid on optional cash investments pending investment in Stock.

RISK FACTORS

An investment in our Stock involves risks. We urge you to carefully consider the risks identified in documents incorporated by reference in this prospectus before making an investment decision, including those risks identified under “Risk Factors” in our Annual Report on Form 10-K for  the year ended November 30, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended February  29, 2020 and May 31, 2020, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “Commission”) in the future. Additional risks may be included in any document incorporated by reference into this prospectus that we may authorize or provide to you. For a description of these documents, and information about where you can find them, see “Where You Can Find More Information and Incorporation by Reference.”

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading prices of the Stock could decline due to any of these risks.

ADMINISTRATION

As of the date of this prospectus, administration of the Plan is handled by Equiniti Trust Company d/b/a EQ Shareowner Services (the “Plan Administrator”). The Plan Administrator is responsible for receiving initial and optional cash investments from Participants, forwarding funds received from or on behalf of Participants to a registered broker for purchases of Stock, issuing statements to Participants of their Plan account activities and performing certain other administrative duties related to the Plan. Participants may contact the Plan Administrator as follows:

Contact Information Internet

shareowneronline.com

Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.

To enroll in the Plan:

If you are an existing registered shareholder:

1.	Go to shareowneronline.com

2.	Select Register then Register for Online Access

3.	Enter your Company Name, Authentication ID* and Account Number

*	If you do not have your Authentication ID, select I don’t know and complete the online form to have it sent to you. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Select Register then Buy Shares in a Company

3.	Select McCormick & Company, Inc.

4.	Select Invest in this company and follow the instructions to buy shares

Email

Go to shareowneronline.com and select Contact Us.

Telephone

1-877-778-6784  Toll-Free

651-450-4064 outside the United States

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time.

You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written correspondence and deposit of certificated shares*:

EQ Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified and overnight delivery:

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

*	If sending in a certificate for deposit, see Certificate Deposit and Withdrawal information.

The Plan Administrator is responsible for purchasing and selling shares of Stock for Participants’ Plan accounts, including the selection of a broker through which Plan purchases and sales are made. The Company has no control over the times or prices at which the Plan Administrator effects transactions on the open market or the selection of a broker used by the Plan Administrator.

PLAN FORMS

ACCOUNT AUTHORIZATION FORM — An Account Authorization Form is used to enroll in the Plan and, at the time of enrollment, authorizes automatic withdrawals. The Account Authorization Form may also be used to change, establish automatic withdrawals after enrollment and make or change dividend reinvestment elections. An Account Authorization Form is enclosed with this prospectus.

TRANSACTION REQUEST FORM — A Transaction Request Form is used to make optional cash investments, sell Plan shares, deposit share certificates and terminate participation in the Plan. A Transaction Request Form is attached to each account statement mailed to Participants.

You may obtain additional Plan forms online at shareowneronline.com or by contacting the Plan Administrator.

ELIGIBILITY

Any person or entity, whether or not currently a registered owner of Stock, may participate in the Plan by enrolling in accordance with the procedures described in the “Enrollment and Participation” section below. The Company reserves the right to deny, modify, suspend or terminate participation by any person or entity.

Note: Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

ENROLLMENT AND PARTICIPATION

You may enroll in the Plan at any time online at shareowneronline.com or by completing an Account Authorization Form and returning it to the Plan Administrator at the address on the form.

CURRENT SHAREHOLDERS — If your shares are currently registered in your name with the Company, not held by your broker or bank in their name, you can enroll through shareowneronline.com or by submitting an Account Authorization Form by mail (see Contact Information).

NEW SHAREHOLDERS — If you do not already own the Company shares registered in your name, you can enroll in the Plan by submitting a completed Account Authorization Form along with a payment for your initial investment. You may enroll through shareowneronline.com and authorize an automatic withdrawal from your bank account or through the mail by sending the Account Authorization Form along with a check (see Contact Information).

DIVIDEND REINVESTMENT

As described below, by participating in the Plan, you may elect to have all or a percentage of the cash dividends paid on your shares of Stock automatically reinvested in the class of Stock you own on the dividend payment date. THE PAYMENT OF DIVIDENDS ON STOCK IS AT THE DISCRETION OF THE BOARD OF DIRECTORS OF McCORMICK & COMPANY, INCORPORATED.

REINVESTMENT OPTIONS

FULL DIVIDEND REINVESTMENT — All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. The Participant will not receive cash dividends from the Company; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account. (RD)

PARTIAL DIVIDEND REINVESTMENT — A Participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. A Participant may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless the Participant has elected to have those dividends deposited directly to a designated bank account. (RX-N)

An example of partial reinvestment by percentage: A Participant has a total of 150 shares; 120 shares are held in the Plan, 15 in physical certificate form and 15 shares in book-entry DRS. The Participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

NO DIVIDEND REINVESTMENT — All dividends payable to the Participant will be paid in cash. This includes the dividend payable on all shares held in the Plan, any shares held in physical certificate form or held through book-entry DRS. The Participant’s dividend payment will be sent by check unless the Participant has elected to have those dividends deposited directly to a designated bank account. (RP0)

You may change your reinvestment option at any time by going online, calling or sending written notice to the Plan Administrator. You may also send in optional cash investments with any of the above options.

DIRECT DEPOSIT OF DIVIDENDS — For electronic direct deposit of any dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The Participant should include a voided check or deposit slip from the bank account for which to set up direct deposit. If your Stock is jointly owned, all owners must sign the form.

DIVIDEND PAYMENT DATES — If the Plan Administrator receives your Account Authorization Form on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the dividend payment date. If the Plan Administrator receives your Account Authorization Form after the record date, dividend reinvestment will not begin until the next dividend payment date.

CASH INVESTMENTS

INITIAL CASH INVESTMENT — If you are not a registered owner of Stock, you must include an initial cash investment of at least $500 with your completed Account Authorization Form to become a Participant. You must also pay a one-time enrollment fee (see Investment Summary and Fees). Initial cash investments and payment of the enrollment fee must be made by check payable to “EQ Shareowner Services” in U.S. funds drawn on a U.S. or Canadian financial institution.

OPTIONAL CASH INVESTMENTS — Participants may make optional cash investments at any time for the class of Stock then owned by personal check or automatic withdrawal in U.S. dollars from a designated U.S. or Canadian financial institution. Participants may vary their optional cash investment from a minimum of $50 per investment for Non-Voting Stock or Voting Stock up to the maximums specified in the Plan ($50,000 per calendar year for Non-Voting Stock; $12,000 per calendar year for Voting Stock).

CHECK — Optional cash investments made by check must be accompanied by a completed Account Authorization Form or Transaction Request Form and received by the Plan Administrator no later than one (1) business day prior to an investment date for an initial cash investment and for optional cash investments, to be invested on that investment date; otherwise, optional cash investments are held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check should be payable to “EQ Shareowner Services” in U.S. funds drawn on a U.S. or Canadian financial institution.

AUTOMATIC CASH WITHDRAWAL — A Participant may setup a one-time, semi-monthly or monthly automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see Contact Information). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from the Participant’s designated bank account on or about the 9th and/or the 25th of each month and will be invested in the Company Stock within five (5) trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the Participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

REFUNDS OF INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS — Upon written request, the Plan Administrator will refund your initial cash investment or any optional cash investment, provided your request is received by the Plan Administrator at least two (2) business days prior to the next investment date.

RETURNED FUNDS — If any optional cash contributions, including payments by check or automatic withdrawal, are returned for any reason, the Plan Administrator will remove from the Participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in the account to recover a returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

INVESTMENT PENDING PURCHASE; PLAN ADMINISTRATOR COMPENSATION — Participants will not earn interest on funds held by the Plan Administrator. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN STOCK AND THEY DO NOT EARN DIVIDENDS PRIOR TO THEIR INVESTMENT. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

PURCHASE OF SHARES

SOURCE OF SHARES — Stock purchased by Participants under the Plan are either new issue shares or shares purchased on the open market. All shares of Stock in the Plan are registered under the Securities Act of 1933, as amended (the “Securities Act”). In open market transactions, the Plan Administrator purchases shares as soon as administratively possible (but in no event more than five (5) business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. The Company determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions of the frequency with which it can change its determination, may change such determination from time to time without notice to Plan Participants.

PRICE OF SHARES — The price per share of newly issued shares of Stock purchased from the Company is the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Stock purchased on the open market or in negotiated transactions is the weighted average price of Non-Voting Stock at which the shares are actually purchased on the applicable investment date. All purchases will be made generally within five (5) business days of an investment date. The Plan Administrator may in its discretion commingle Participants’ funds for the purpose of effecting purchase orders and may offset purchase and sale orders to arrive at a net purchase or sale order. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of Participants, Participants may lose any advantage otherwise available from being able to select the timing of their investment.

INVESTMENT DATES

DIVIDEND REINVESTMENT — Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date and no later than 30 trading days, following the dividend payable date.

OPTIONAL CASH INVESTMENTS — Optional cash investments are expected to be made generally within five (5) trading days from receipt of your investment amount and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable provisions of securities law, or in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

ACCOUNT SET-UP — If you are not a registered owner of Stock, you will be charged a one-time enrollment fee. The fee must be paid by check and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment and applies even if you authorize automatic withdrawal investments.

BROKERAGE COMMISSION — You will pay a brokerage commission for each share of Stock purchased and for each share sold from your Plan account in open market transactions, even if a purchase or sale order is used to off- set another Plan order. Brokerage commissions payable with respect to Plan purchases will be deducted from the amount invested on your behalf. Brokerage commissions payable with respect to Plan sales will be deducted from the proceeds payable to you.

SERVICE FEES — You will pay a service fee in connection with each sale of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to you.

COMMISSIONS AND FEES SUBJECT TO CHANGE — The Company may change from time to time the amount of commissions and fees charged to Participants.

INVESTMENT SUMMARY AND FEES —

Summary

Minimum cash investments
Minimum one-time initial purchase for new investors*	$500.00
* Or 10 minimum recurring automatic investments	$50.00
Minimum one-time optional cash purchase	$50.00
Minimum recurring automatic investments	$50.00
Maximum cash investments
Maximum annual investment Non-Voting	$50,000.00
Maximum annual investments Voting	$12,000.00
Dividend reinvestment options
Reinvest options	Full, Partial, None

Fees

Investment fees
Initial enrollment (new investors only)	$15.00
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	$0.06
Optional cash purchase trading commission per share	$0.06

Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00

Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$20.00 per year

ACCOUNT STATEMENTS

The Plan Administrator maintains an account for each Participant and sends account statements to each Participant as soon as administratively possible after each quarterly dividend reinvestment and each weekly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide Participants with a record of their purchases and sales and should be retained for tax purposes. If you elect the “No Dividend Reinvestment” option, you will receive a statement only when there is a change in the number of shares held for you by the Plan.

SHARE CERTIFICATES

Plan purchases are credited to each Participant’s account and shown on the Participant’s account statement. Participants do not receive certificates for their Plan shares unless requested in writing. This protects against loss, theft or destruction of stock certificates and reduces the Company’s administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Transaction Request Form to the Plan Administrator. Any remaining full and fractional shares continue to be credited to Participants’ accounts. Certificates for fractional shares are not issued under any condition.

SHARE SAFEKEEPING

It is strongly encouraged that Participants deposit physical Company common stock certificate(s) for safekeeping, by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s). The certificate(s) will show as surrendered with the corresponding credit to Plan shares. The transaction will appear on the Plan account statement, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held until the Participant sells, withdraws or terminates participation in the Plan. Because the Participant bears the risk of loss in sending stock certificate(s), it is recommended that the Participant sends them registered, insured for at least 4% of the current market value and request a return receipt.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING

Optional Mail Loss Insurance

The Participant is advised that choosing registered, express or certified mail alone will not provide full protection, should the certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the shares should they become lost or stolen through the mail. As the Plan Administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form. Replacement transaction fees may also apply.

To take advantage of the optional mail loss insurance, simply include a check in the amount of $10, made payable to “EQ Surety Program”, along with the certificates and instructions. Choose an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000. The value of certificate shares is based on the closing market price of the Stock on the trading day prior to the documented mail date.

Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. A copy of the certificate(s) mailed, along with proof that it was sent by trackable mail should be submitted with the claim. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

Certificate(s) will be issued to a Participant for the Company Stock in the Participant’s account upon written request to the Plan Administrator. No certificate for a fractional share will be issued.

TRANSFER AND GIFT OF SHARES

To authorize a transfer or gift of Company shares, a Participant must submit a Stock Power Form with instructions to transfer ownership of shares, to the Plan Administrator. The Form can be found on our website at shareowneronline.com. For additional assistance regarding the transfer of Plan shares, contact the Plan Administrator (see Contact Information). The Form will require a “Medallion Signature Guarantee” by a financial institution. A Medallion Signature Guarantee is a special guarantee for securities and may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union who participates in the Medallion Signature Guarantee program. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If a Participant’s request to transfer all Plan shares in an account is received between a dividend record date and payable date, the request will be processed and a separate dividend check will be mailed to the Participant.

A Participant can also gift shares from a Plan account to a non-participant by making an initial cash investment to establish an account in the recipient’s name. An optional cash investment can also be submitted on behalf of an existing Plan Participant (see Investment Summary and Fees for Minimum and Maximum Cash Investment amounts). If a Participant’s investments or transfers are made to an existing account, dividends on the shares credited to such investments or transfers will be invested in accordance with the elections made by the existing account owner.

SALE OF SHARES

Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the shares of the Company are traded. Depending on the number of Company shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one (1) day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares of Non-Voting Stock under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order. Sales of Voting Stock are available only through a Batch Order unless the shares are converted into Non-Voting Stock.

Batch Order (online, telephone, mail) – The Plan Administrator will combine each request to sell through the Plan with other Plan Participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five (5) business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one (1) day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The Participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The Participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the Participant.

Good-’Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one (1) day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the Participant.

Stop Order (online or telephone) – The Plan Administrator will promptly submit a Participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the Participant (see Investment Summary and Fees for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a Participant submits a request to sell all or part of the Plan shares, and the Participant requests net proceeds to be automatically deposited to a checking or savings account, the Participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the Participant is unable to provide a voided check or deposit slip, the Participant’s written request must have the Participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A Participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the Participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested in writing that the Participant can deliver to their broker.

The share price of the Stock may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the Participant and is a risk that is borne solely by the Participant.

SELLING PARTICIPANTS SHOULD BE AWARE THAT THE SHARE PRICE OF THE STOCK MIGHT FALL OR RISE DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE PLAN ADMINISTRATOR, AND THE ULTIMATE SALE ON THE OPEN MARKET. PARTICIPANTS SHOULD EVALUATE THESE POSSIBILITIES WHILE DECIDING WHETHER

AND WHEN TO SELL ANY SHARES THROUGH THE PLAN. THE PRICE RISK WILL BE BORNE SOLELY BY THE PARTICIPANT.

TERMINATION

A Participant may terminate participation in the Plan at any time by instruction to the Plan Administrator. Requests can be made online, by telephone or through the mail (see Contact Information). A Participant requesting termination may elect to retain Company shares or to sell all or a portion of the shares in the account. If a Participant chooses to retain the Plan shares, they will be converted and held in book-entry DRS. Any fractional shares will be sold and a check will be sent to the Participant for the proceeds. If a Participant chooses to sell the Plan shares, the Plan Administrator will sell such shares at the current market value and will send the proceeds to the Participant, less fees and any applicable taxes. If no election is made in the request for termination, whole Plan shares will be converted to book-entry DRS. Upon termination, any uninvested contributions will be returned to the Participant. Any future dividends will be paid in cash, unless the Participant rejoins the Plan.

If the Participant’s request to terminate their participation in the Plan is received on or after a dividend record date, but before the dividend payable date, the Participant’s termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to the Participant.

The Plan Administrator reserves the right to terminate participation in the Plan if a Participant does not have at least one whole share in the Plan. Upon termination the Participant may receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.

After termination, you may re-enroll in the Plan by submitting a new Account Authorization Form and complying with all other enrollment procedures (see Enrollment and Participation above). In order to minimize unnecessary plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, the Company reserves the right to deny participation in the Plan to a previous Participant who the Company or the Plan Administrator believes has been excessive in the frequency of Plan enrollment and termination.

OTHER INFORMATION

The Stock is not insured by the FDIC or any other government agency, is not a deposit or other obligation of, and is not guaranteed by, EQ Shareowners Services or the Company, and is subject to investment risks, including possible loss of principal amount invested. Stock held in the Plan is not subject to protection under the Securities Investor Protection Act of 1970.

STOCK DIVIDENDS AND STOCK SPLITS — Any shares distributed to you pursuant to a stock dividend or stock split on shares registered in your name or credited to your account under the Plan will be added to your Plan account and not mailed or delivered directly to you. You may however, request in writing to the Plan Administrator to issue certificates for such stock dividends or split shares once they are added to your Plan account (see Share Certificates above). If you send a notice of termination or a sales request to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

DIVIDEND AND VOTING RIGHTS — Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction. Shares of Stock purchased on or within two (2) business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.

VOTING OF PLAN SHARES — Participants in the Plan will receive voting materials and have the sole right to vote the Voting Stock of the Company represented by the shares held for them in the Plan. In the event the Participant does not provide direction for voting, the Plan shares will not be voted.

The Participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A Participant’s shares will be voted in accordance with the most recent submitted instructions.

CONVERSION OF VOTING STOCK — Owners of Voting Stock may exchange their shares for Non-Voting Stock on a share-for-share basis at any time.

RESALE OF STOCK — Generally, there are no restrictions on the resale or transfer of shares of Stock issued under the Plan by “non-affiliates” of the Company. As defined pursuant to Rule 144 under the Securities Act, an “affiliate” is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Shares of Stock issued pursuant to the Plan may be sold or transferred by non-affiliates once they are no longer subject to any restriction or similar conditions. Affiliates of the Company must resell their shares of Stock in compliance with the volume limitations and other requirements of Rule 144 under the Securities Act and may need to report their transactions on a Form 144 filed with the SEC. Persons who are affiliates of the Company should consult their own counsel regarding the applicability of Rule 144 if they wish to resell shares of Stock acquired under the Plan.

LIMITATION OF LIABILITY —The Plan Administrator, its nominee and the Company shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

In administering the Plan, neither the Company, the Plan Administrator nor any independent agent selected by the Plan Administrator shall be liable for any good faith act or omission to act, including, but not limited to any claim of liability (i) arising out of the failure to terminate a Participant’s account upon such Participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which Stock is purchased or sold, or (iii) as to the value of the Stock acquired for Participants. Buying and selling Stock is subject to investment risk. The price may fall or rise during the period between a request for investment or sale, its receipt by the Plan Administrator, and the ultimate transaction in the open market. Any decision to purchase or sell securities through the Plan must be made by the Participant based upon his or her own research and judgment. The price risk will be borne solely by the Participant.

The Plan Administrator is acting solely as agent for the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances;

sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.

The Plan Administrator is authorized to choose a broker at its sole discretion to facilitate purchases and sales of the Company Stock by Plan Participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from the Participant.

The Company and the Plan Administrator may agree from time to time to amendments and modifications of the Plan.

The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. Contact the Plan Administrator (see Contact Information) to determine if a particular request, including any sales request, must be submitted in writing.

Any notice, instruction, request, election or direction that is required or permitted under the Plan shall become effective when received by the Plan Administrator. Such notice, instruction, request, election or direction shall be mailed to the address set forth in this prospectus.

Except as otherwise expressly provided herein, Participants may not sell, pledge, hypothecate or otherwise assign or transfer the Participant’s account any interest therein or any cash or shares credited to the Participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareholder’s rights in respect to shares for which certificate(s) have been received.

The Plan Administrator may terminate the account at any time by notice in writing mailed to the Participant.

MODIFICATION OR TERMINATION OF THE PLAN — The Company may suspend, modify or terminate the Plan at any time in whole or in part or with respect to Participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected Participants. No such event will affect any shares then credited to a Participant’s account. Upon any whole or partial termination of the Plan by the Company, each affected Participant will have all full Plan shares converted to book-entry/DRS form. Participants will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock (as reported by the NYSE) on the termination date, or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

DENIAL OR TERMINATION OF THE PLAN — At the Company’s direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. The Company also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent it is deemed advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, your full Plan shares will be converted to book-entry/DRS form. Participants will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock as reported by the NYSE on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

FEDERAL INCOME TAX INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THIS SUMMARY APPLIES TO UNITED STATES TAXPAYERS ONLY, EXCEPT WHERE OTHERWISE STATED. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES. FOR EXAMPLE, THE DISCUSSION DOES NOT ADDRESS THE TREATMENT OF STOCK DIVIDENDS AND STOCK SPLITS OR ANY OF THE STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FUTURE LEGISLATION, INTERNAL REVENUE SERVICE (“IRS”) RULINGS AND REGULATIONS AND/OR COURT DECISIONS AND YOUR PARTICULAR CIRCUMSTANCES MAY AFFECT THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

This Plan assumes that each Participant will use the first-in, first-out (FIFO) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis at any time.

U.S. FEDERAL INCOME TAX CONSEQUENCES

DIVIDEND INCOME — Distributions of cash on Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed the Company’s current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your basis in the Stock, but not below zero, and then will be treated as gain from the sale of Stock. Corporate Participants in the Plan, if any, may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. If you participate in the Plan and your reinvested distributions are used to purchase newly issued shares of Stock from the Company, your distributions for U.S. federal income tax purposes will be equal to the fair market value of the shares of Stock that you receive pursuant to such reinvestment, which generally will be determined as the average of the highest and lowest sale price of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date. Distributions that are reinvested in shares of Stock purchased on the open market or in negotiated transactions will be treated as a taxable dividend in an amount equal to the purchase price of such shares. In addition, if you make optional cash investments under the Plan, you may be treated as having received a taxable distribution to the extent Stock purchases under the Plan are determined to have been made at less than fair market value, with the amount of any such deemed distribution equal to the excess of the fair market value of the shares purchased on the applicable investment date over the amount of the purchase. Any such distribution would be taxable to the extent of the Company’s current or accumulated earnings and profits, as described above. You are advised to consult with your own tax advisors with respect to the tax consequences applicable to you in such a situation.

COST BASIS OF SHARES — For U.S. federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares plus any brokerage commissions paid by you in connection with purchases of Stock for your account.

GAINS AND LOSSES FROM THE SALE OF SHARES — You will not realize any taxable income from the issuance of certificates representing Plan shares. You may realize a gain or loss, however, at the time the shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of gain or loss realized, if any, is based on the difference between the amount you receive for the shares, including any fractional shares credited to your account (following termination of participation in the Plan), reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your cost basis of the shares. In general, any gain or loss will be capital gain or loss. The capital gain or capital loss will be long-term capital gain or loss if you have held the shares for more than one year. Your holding period will begin the day following the applicable investment date and include any period during which the shares were held by the Plan in your name. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

IRS REPORTS — The Plan Administrator reports dividend income to Participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling Participants and the IRS on Form 1099-B. For Participants who are non-U.S. persons, the Plan Administrator will report dividend income to the selling Participants and the IRS on Form 1042-S.

DIVIDENDS SUBJECT TO WITHHOLDING

Your dividends are subject to federal withholding if you fail to provide a taxpayer identification number to the Plan Administrator. A foreign person (nonresident alien individual or foreign entity) is subject to tax withholding at a 30% rate on the gross amount of certain payments of U.S. source income including dividends, unless the beneficial owner of the payment is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty. Foreign entity owned accounts may also be subject to 30% withholding on all applicable U.S. sourced income, including dividends, as required by the Foreign Account Tax Compliance Act (“FATCA”). While FATCA withholding potentially would have also applied to gross proceeds received on or after January 1, 2019 from the sale, maturity or exchange of securities that can produce U.S. sourced dividends or interest, recently proposed Treasury regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Foreign persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 and 4 (FATCA) of the U.S. Internal Revenue Code.

USE OF PROCEEDS

If purchases of Stock are made directly from the Company, the Company intends to use the net proceeds for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until the Company applies the net proceeds for specific purposes, it may invest such net proceeds in short-term or marketable securities.

At present, it is expected that generally all Plan purchases and sales will be effected through open market transactions. The Company will receive no proceeds from open market purchases of Stock under the Plan.

GOVERNING LAW

The laws of the State of Maryland govern the terms and conditions of the Plan and its operation.

LEGAL MATTERS

Matters with respect to the legality of the Stock being offered hereby have been passed upon for the Company by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2019 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website at www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the Commission. Our Commission filings are also available free of charge through our website at www.ir.mccormick.com as soon as reasonably practicable after such materials are filed with, or furnished to, the Commission. Information on or connected to our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

The Commission allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus):

•	our Annual Report on Form 10-K for the year ended November 30, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended February 29, 2020 and May 31, 2020;

•	our Current Reports on Form 8-K filed on January 23, 2020, April 3, 2020 and April 16, 2020;

•

the portions of our Definitive Proxy Statement on Schedule  14A filed with the Commission on February 14, 2020 incorporated by reference in the Annual Report on Form 10-K for the year ended November 30, 2019;

•	the description of the Common Stock contained in our registration statement on Form 8-A dated August 30, 2001; and

•	the description of the Common Stock Non-Voting contained in our registration statement on Form 8-A dated April 26, 1999.

We will provide without charge to each person, including any beneficial owner to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

Proxy materials: (800) 579-1639

Other materials: (800) 424-5855, (410) 771-7537

ir.mccormick.com

This prospectus is part of a registration statement that we have filed with the Commission and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Company in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling security holders. All amounts are estimated except the Commission registration fee.

Amount
SEC registration fee	$0
Printing and engraving costs	1,000
Accounting fees and expenses	5,000
Legal fees and expenses	40,000
Miscellaneous	4,000

Total	$50,000

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our By-Laws require us to indemnify our directors and officers (and permit us to indemnify certain other parties) to the fullest extent permitted from time to time by Maryland law.

The MGCL requires a Maryland corporation to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity (unless its charter provides otherwise, which our Charter does not). The MGCL also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification (and then only for expenses). In addition, the

MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking (that may be unsecured but must be an unlimited general obligation) by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We also maintain for the benefit of our directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer. This insurance may afford protection for liabilities not subject to indemnification under our By-Laws and the MGCL.

Additionally, we entered into indemnification agreements with each of our directors and executive officers, utilizing the standard form of indemnification agreement approved by the board of directors. The indemnification agreements require us to indemnify a director or an executive officer and to advance expenses on behalf of such director or executive officer to the fullest extent permitted by applicable law and establish the procedures by which a director or an executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director may be entitled under our Charter, By-Laws and applicable law.

Item 16.	List of Exhibits.

Exhibit Number	Description of Document
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, State of Maryland, on the 25th day of September, 2020.

MCCORMICK & COMPANY, INCORPORATED

By:	/s/ Lawrence E. Kurzius
Lawrence E. Kurzius
Chairman, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of September, 2020.

Signature	Title

/s/ Lawrence E. Kurzius	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
Lawrence E. Kurzius

/s/ Michael R. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael R. Smith

/s/ Christina M. McMullen	Vice President and Controller (Principal Accounting Officer)
Christina M. McMullen

A majority of the Board of Directors:

Anne L. Bramman, Michael A. Conway, Freeman A. Hrabowski, III, Patricia Little, Michael D. Mangan, Maritza G. Montiel, Margaret M.V. Preston, Gary M. Rodkin, Jacques Tapiero, and Tony Vernon.

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Attorney-in-Fact